EXHIBIT 10.3

AMENDMENT AND WAIVER AGREEMENT

This Amendment and Waiver Agreement (this “Amendment”) is dated as of December 18, 2020 and is entered into by and between Terra Tech Corp., a Nevada corporation (the “Company”), and Michael Nahass (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of July 1, 2019, as amended by that certain Amendment Agreement between the Company and Executive, dated as of October 12, 2020 (the “Agreement”);

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth below; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Executive hereby consents to the following “Employment Change”: Executive’s title shall be changed to “Vice President of Operations”. Executive acknowledges and agrees that the Employment Change shall not serve as a basis for “Good Reason” under the Employment Agreement.

2. Section 1.1 of the Agreement is amended to replace all references to “President and Chief Operating Officer” with references to “Vice President of Operations.”

3. Except as specifically modified herein, any of the other terms of the Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TERRA TECH CORP.

By:	/s/ Ira Ritter
Name:	Ira Ritter
Title:	Chairman of Compensation Committee

EXECUTIVE

/s/ Michael Nahass
Michael Nahass

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